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                                                                   EXHIBIT 10.36

                       AGREEMENT AND DECLARATION OF TRUST

                           FOR SUPPLEMENTAL EMPLOYEE'S

                  RETIREMENT PLAN FOR CERTAIN SENIOR OFFICERS


      THIS AGREEMENT, made as of the 1st day of January, 1990 by and between Paine Webber Group Inc. (hereinafter "Paine Webber"), a corporation organized and existing under the laws of the State of Delaware and having its principal place of business at 1285 Avenue of the Americas, New York, New York 10019 and Chase Manhattan Bank, N.A. (hereinafter the "Trustee"), a corporation organized and existing under the laws of the United States of America and having a place of business at 1211 Avenue of the Americas, New York, New York 10036;



                                   WITNESSETH



      WHEREAS, Paine Webber has, in accordance with a Supplemental Employee's Retirement Plan duly adopted by Paine Webber, entered into individual deferred compensation contracts with certain key executives of its subsidiaries and affiliates; and

      WHEREAS, Paine Webber desires to provide an orderly means of funding the obligations under such
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contracts by means of an inter vivos trust which for income tax purposes shall be a grantor trust within the meaning of Section 677 of the Internal Revenue Code of 1986, as amended; and

      WHEREAS, in accordance with said funding, Paine Webber desires to provide additional assurance to the aforesaid key executives that Paine Webber's obligation under said deferred compensation contracts will be met when due in accordance with their terms; and

      WHEREAS, Paine Webber desires to settle a trust for the purposes and in accordance with the terms and conditions herein described; and

      WHEREAS, Chase Manhattan Bank, N.A. has agreed to act as trustee, holding in trust the contributions and assets herein provided, in accordance with the terms and conditions set forth in this Agreement and Declaration of Trust;

      NOW, THEREFORE, for the purpose of creating and settling the trust, Paine Webber hereby conveys to the Trustee legal title to the assets and funds hereinafter provided TO BE HELD IN TRUST, NEVERTHELESS, in accordance with the promises and mutual covenants herein contained, in consideration of which Paine Webber and the Trustee do hereby covenant and agree as follows, to wit:
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                                   ARTICLE I

                                  DEFINITIONS



For the purposes herein, and unless the context clearly requires otherwise, the terms in this Agreement and Declaration of Trust, when capitalized, shall mean as set forth below.



1.1 "Actuary/recordkeeper" shall mean any such person or organization as Paine Webber shall designate, from time to time, to act as such.



1.2 "Bankruptcy" of Paine Webber or an "event of Bankruptcy" with respect to Paine Webber or "Bankrupt" as used with respect to Paine Webber shall mean Paine Webber:

            (a) voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law,

            (b) consents to the institution of, or fails to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition,

            (c) applies for or consents to the appointment of a receiver or trustee for Paine Webber or for a substantial part of the property of Paine Webber,
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            (d) makes a general assignment for the benefit of creditors,

            (e) becomes unable or fails generally to pay its debts as they become due,

            (f) is the subject of an involuntary proceeding commenced in a court of competent jurisdiction seeking:

                  (i) relief against Paine Webber or all or a substantial part of the property of Paine Webber under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law,

                  (ii) the appointment of a receiver or trustee for Paine Webber or for a substantial part of the property of Paine Webber, or

                  (iii) the winding-up or liquidation of Paine Webber;

      and such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing is entered.


1.3 "Code" shall mean the Internal Revenue Code of 1986, as amended (Title 26, United States Code).
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1.4   "Investment Manager" shall mean the person or organization appointed from time to time by Paine Webber to manage the assets held in trust by the Trustee or the person or organization appointed from time to time by a cestui que trust pursuant to Section 5.3 hereof to manage the cestui que trust's aliquot share of the trust estate, provided any such person or organization shall be an investment advisor registered with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940.



1.5 "Plan" shall mean the Paine Webber Group, Inc. Supplemental Employee's Retirement Plan for Certain Senior Officers, as amended from time to time.



1.6 "Variable Annuity" means the arrangement, available at the election of the cestui que trust, to self-direct the investment of his aliquot share of the trust estate and have his benefit vary by the investment performance related thereto, in accordance with the Plan.
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                                   ARTICLE II

                               CREATION OF TRUST



2.1 Paine Webber hereby conveys to the Trustee such sums of money and such property (other than money) as shall be delivered to the Trustee simultaneously herewith to be held by the Trustee, in trust nevertheless, together with the increase, earnings and profits thereon, and with such subsequent sums of money and other property subsequently conveyed by Paine Webber to be held by the Trustee, in trust nevertheless, for the purposes herein stated and for no other, in accordance with this Agreement and Declaration of Trust. Any property (other than money) conveyed to the Trustee by Paine Webber pursuant to the Agreement and Declaration of Trust shall only be held in trust if the property is acceptable to the Trustee. All such money and other property, together with the increase, earnings and profits thereon and less any disbursements disbursed free of the trust to the time of reference, shall be and constitute the trust estate. All such assets shall be held without distinction between corpus and earnings thereon and the assets to be held in trust shall be accumulated until distributed in accordance
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      with the provisions of this Agreement and Declaration of Trust in such manner that the trust created and existing hereby shall be an accumulation trust. The assets held in trust shall be held by the Trustee as one account, without any subaccounting whatsoever and without distinction, separation or segregation by virtue of the interest of any particular cestui que trust in or to the assets held in trust prior to their distribution free of trust as hereinafter provided.



2.2 The Trustee shall hold, manage, administer and invest the assets held in trust solely for the purposes and in accordance with the terms of this Agreement and Declaration of Trust. The Trustee shall be under no obligation to collect any money or other assets from Paine Webber but shall merely hold in trust such assets as are conveyed by Paine Webber, as aforesaid.



                                  ARTICLE III
                                  THE ACTUARY



3.1 Paine Webber shall appoint an Actuary/recordkeeper with respect to this Agreement and Declaration of
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      Trust and shall, simultaneously with entering into this Agreement and
      Declaration of Trust, advise the Trustee in writing of the name and address of the Actuary/recordkeeper as appointed and of the authorized signatories on behalf of the Actuary/recordkeeper. The Trustee shall be entitled to rely upon such notification which shall be provided in accordance with Section 16.7 hereof. Any such notification shall continue to be valid until and unless amended, modified or revoked by Paine Webber. Paine Webber reserves the right to so amend, modify or revoke at any time.



3.2 Whenever Paine Webber shall convey title of any assets to the Trustee (whether initially upon the inception of the trust or otherwise), the Actuary/recordkeeper shall record the same on its books and records and shall, on its books and records, cause a separate account to be opened in the name of each cestui que trust. The Actuary/recordkeeper shall, in connection with Paine Webber, determine (solely for the subaccounting records maintained by the Actuary/recordkeeper) the portion of each such conveyance of assets that pertains to each cestui que trust. As of the last
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      business day of each calendar month, the Trustee shall render a monthly statement which shall show the cash position of the trust at the beginning of the month, assets conveyed by Paine Webber to the Trustee to be held in trust during the month, assets disbursed free of the trust to pay the expenses of the Trust, assets distributed free of the trust to the cestuis que trust, earnings and profits of the trust during the month and a revaluation of the assets held as of the rendering of the statement. All such statements shall be rendered in duplicate to Paine Webber and the Actuary/recordkeeper.



3.3 The Actuary/recordkeeper shall, as soon as practicable upon receipt of such information, prepare a subaccounting record monthly with respect to each cestui que trust showing that cestui que trust's subaccounting balance on the books and records of the Actuary/recordkeeper at the beginning of the month, assets conveyed into trust during the month applicable to that cestui que trust, distributions of assets made by the Trustee to the cestui que trust during the month free of trust, the cestui que trust's aliquot share of the earnings and profits of the Trust and the changes in value
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      thereof caused by the Trustee's revaluation of the market value of the assets held in trust. A copy of such record for each cestui que trust shall be provided to Paine Webber monthly and Paine Webber shall promptly furnish a copy of such record to the cestui que trust. Within sixty (60) days after receiving such a record a cestui que trust may file written objections thereto with the Actuary/recordkeeper. If no such objections are filed during the sixty (60) day period or any such objections are resolved to the satisfaction of both the cestui que trust and the Actuary/recordkeeper, such record shall be deemed an account stated and shall conclusively bind Paine Webber, the Trustee, the Actuary/recordkeeper and the cestui que trust.



3.4 Subject to the provisions of Article VIII hereof, the trust created hereby is intended to fund and meet the obligations of Paine Webber arising pursuant to the individual deferred compensation agreements entered into in accordance with the Plan and dated subsequent to January 1, 1990. Nevertheless, the assets held in trust shall, until distributed to the cestuis que trust, be considered for tax accounting purposes as part of the assets of
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      Paine Webber. The deferred compensation contracts referred to in this paragraph shall be deemed to refer also to deferred compensation contracts within the meaning of paragraphs 6 through 8 of Accounting Principles Board Opinion No. 12, issued in 1967. The assets herein provided shall be held in trust for the sole use, enjoyment and benefit of the cestuis que trust subject to the requirement of Article VIII hereof that no event of Bankruptcy shall have occurred with respect to Paine Webber prior to the distribution of the assets to the cestuis que trust free of trust and subject to forfeiture and reversion to Paine Webber as hereinafter provided. If Paine Webber shall become Bankrupt prior to the assets being distributed to the cestuis que trust free of trust, as hereinafter provided, the assets shall be reverted for the benefit of Paine Webber's creditors free of trust and the trust shall thereupon be discharged, except as otherwise provided in Section 8.2 hereof. Furthermore, if the amount held in trust for the benefit of a cestui que trust shall be forfeited either because of termination of employment before vesting or the application of the forfeiture provision with respect to competitive employment,
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      the assets with respect to that cestui que trust shall be reverted to
      Paine Webber upon receipt by the Trustee of a certificate of the Actuary/ recordkeeper so directing and identifying the amount to be so reverted.



3.5 The beneficial interest of each cestui que trust in the trust estate at any time and from time to time shall be conclusively determined in accordance with the subaccounting books and records maintained by the Actuary/recordkeeper and Paine Webber, the Trustee and each cestui que trust shall be conclusively bound thereby.



                                   ARTICLE IV

                                   THE TRUST



4.1 The trust established hereby shall be irrevocable prior to the assets being distributed to the cestuis que trust or the earlier occurrence of an event of Bankruptcy with respect to Paine Webber in accordance with
      Article VIII hereof.



4.2 No part of the assets held in trust, other than for such expenses or taxes as are properly charged to
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      the trust, in accordance with the provisions of this Agreement and
      Declaration of Trust, shall be used for or diverted to purposes other than for the benefit of the cestuis que trust or, if an event of Bankruptcy has occurred with respect to Paine Webber, Paine Webber and its creditors.



4.3 The primary obligation to provide benefits as specified in the Plan and the deferred compensation agreements referred to in Section 3.4 hereof shall be that of Paine Webber. This Agreement and Declaration of Trust shall discharge Paine Webber's obligation to provide benefits under the Plan and such deferred compensation agreements to the extent, and only to the extent, that the Plan participants, or their beneficiaries, actually receive benefits from the trust created by this Agreement and Declaration of Trust.



                                   ARTICLE V

                         INVESTMENT AND ADMINISTRATION



5.1 As elected by Paine Webber and communicated to the Trustee from time to time in writing, the Trustee shall either (a) invest and reinvest the assets then
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      held in trust in accordance with the specific directions and instructions of Paine Webber in each case; or (b) invest and reinvest the assets held in trust in accordance with the specific directions and instructions of the Investment Manager appointed by Paine Webber for this purpose. However, after commencement of payments to a cestui que trust who elects a Variable Annuity pursuant to Section 4.4(a) of the Plan, the Trustee shall invest and reinvest the assets held in trust in accordance with the specific written directions and instructions of the Actuary/recordkeeper given to the Trustee pursuant to Section 5.3 of this Agreement and Declaration of Trust with respect to the beneficial interest of the cestui que trust. In any event, neither the Trustee nor the Actuary/recordkeeper shall be responsible for making investment decisions with respect to the assets held in trust and, if an investment direction is not timely received by the Trustee, such portion of the assets shall be invested in a money market fund provided by the Trustee for this purpose so as to provide for daily accrual of interest.



5.2 If Paine Webber elects that the investment of the assets held in trust be made pursuant to the
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      specific directions and instructions of Paine Webber in each case, then
      Paine Webber shall certify to the Trustee the authorized signature or signatures of the persons who shall be empowered to provide the specific investment directions to the Trustee. Any such authorized signatory shall continue to be authorized until the Trustee shall be actually advised by Paine Webber of any change thereto. Any person so authorized shall provide a specimen signature to the Trustee and shall provide such additional information as the Trustee shall reasonably require. Investment directions shall be in writing, but if agreed to between the Trustee and the authorized signatory may be oral, telegraphic or telephonic, subject to later written confirmation.



5.3 If a cestui que trust upon commencement of a monthly retirement allowance elects a Variable Annuity in accordance with the Plan and therefore elects to make specific investment directions and instructions with respect to the cestui que trust's aliquot share of the trust estate, then Paine Webber shall so advise the Actuary/recordkeeper and shall certify to the Actuary/recordkeeper the name of such cestui que trust and shall provide to the Actuary/recordkeeper
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      a specimen signature of such cestui que trust. Paine Webber and such cestui que trust shall each provide such additional information as the Actuary/recordkeeper shall reasonably require. The cestuis que trust shall each rely conclusively (and be entitled to so rely) upon the last certification of the Actuary/recordkeeper for determining the proportionate aliquot share of the assets held in trust representing that cestui que trust's beneficial interest in the totality of the assets held in trust and the cestui que trust shall be entitled to direct the Actuary/recordkeeper with respect to only that aliquot portion of the trust estate so certified. The cestui que trust may appoint an Investment Manager for this purpose. In such an event, the cestui que trust shall so advise the Actuary/recordkeeper and provide a specimen signature of the person or persons so authorized to act on behalf of the Investment Manager. The cestui que trust and the Investment Manager shall each provide such additional information as the Actuary/recordkeeper shall reasonably require.



      Notwithstanding the investment direction herein granted to each cestui que trust, it is understood
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      that his interest in the assets held in trust is contingent only and subject to the occurrence of an event of Bankruptcy with respect to Paine Webber as provided in Article VIII hereof and that any direction to convey legal title to any assets held in trust to the cestui que trust or any other person free of the trust shall be invalid except to the extent that such cestui que trust or other person is then entitled to a distribution of legal title free of the trust in accordance with Article VII hereof.



      If due to appreciation or depreciation of the assets of the trust since the last certification by the Actuary/recordkeeper, Paine Webber or any cestui que trust believes that the last allocation by the Actuary/recordkeeper is no longer valid, such person may request a new interim allocation by the Actuary/recordkeeper and no further investment direction may be accepted as valid until such new interim allocation is certified by the Actuary/recordkeeper. The Actuary/recordkeeper shall, in performing the interim allocation, reflect any asset change since the last certification as is, in its opinion, fair and equitable, and any such
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      interim allocation and certification shall be binding on all parties hereto.



5.4 If Paine Webber elects that the investment of the trust be made pursuant to the specific directions and instructions of the appointed Investment Manager in each case, then Paine Webber shall certify to the Trustee the name and address of the Investment Manager so designated and the signatories who are authorized to act on behalf of such Investment Manager. Any such Investment Manager shall continue to be authorized until the Trustee shall be actually notified of any change thereto by Paine Webber and any such authorized signatory shall continue to be authorized until the Trustee shall be actually notified of any change thereto by the Investment Manager so authorized. Any person so authorized shall provide a specimen signature to the Trustee and shall provide such additional information as the Trustee shall reasonably require. Investment directions shall be in writing, but if agreed to between the Trustee and the authorized signatory may be oral, telegraphic or telephonic, subject to later written confirmation.
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                                   ARTICLE VI

                               POWERS OF TRUSTEE



6.1 The Trustee shall not be liable in discharging its duties hereunder, including without limitation its duty to invest and reinvest the assets held under trust, if it acts in good faith pursuant to the directions of the Investment Manager, Paine Webber or the Actuary/recordkeeper with regard to matters in which, pursuant to the terms of this Agreement and Declaration of Trust, such persons respectively have the power and authority to direct the Trustee. The Trustee shall be required to act strictly in accordance with any such direction.



6.2 Subject to Article V hereof regarding investment direction, the Trustee shall have the power to invest and reinvest the assets held in trust to the same extent as if the assets were owned outright by the Trustee and more specifically:

      (a) To invest and reinvest in any property, real, personal or mixed, wherever situated and whether or not productive of income or consisting of wasting assets, including without limitation, common and preferred stocks, bonds,
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            notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee), leaseholds, mortgages, certificates of deposit or demand or time deposits (including any such deposits with the Trustee), shares of investment companies and mutual funds, interests in partnerships and trusts, insurance policies and annuity contracts, and oil, mineral or gas properties, royalties, interests or rights, without being limited to the classes of property in which trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the trust estate; provided, further, the Trustee is specifically authorized to receive and hold any stock or security of Paine Webber or the Trustee which is contributed by Paine Webber to be held in trust or to purchase such stock or securities on the open market subject to applicable legal requirements.

      (b) To invest and reinvest all or any portion of assets held in trust collectively through the medium of any common, collective or commingled
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            trust fund that may be established and maintained by the Trustee and which may be authorized to accept such assets, subject to the instrument or instruments establishing such trust fund or funds;

      (c)   To retain any property at any time received by the Trustee;

      (d) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

      (e) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

      (f) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power
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            thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;

      (g)   To extend the time of payment of any obligation held by it;

      (h) To hold uninvested any moneys received by it, without liability for interest thereon, until such moneys shall be invested, reinvested or disbursed;

      (i) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

      (j) For the purposes of the assets held in trust, to borrow money from others including the Trustee, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

      (k) To manage, administer, operate, insure, repair, improve, develop, preserve, mortgage, lease or otherwise deal with, for any period, any real property or any oil, mineral or gas properties, royalties, interests or rights held by it directly or through any corporation, either alone or by joining with others, using other assets held in trust for any such purposes, to
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            modify, extend, renew, waive or otherwise adjust any provision of any such mortgage or lease and to make provision for amortization of the investment in or depreciation of the value of such property;

      (1) To employ suitable agents and counsel, who may be counsel to Paine Webber or the Trustee, and to pay their reasonable expenses and compensation from the assets held in trust to the extent not paid by Paine Webber;

      (m) To cause any property held by it to be registered and held in the name of one or more nominees, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold securities in bearer form;

      (n) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or arising from the assets held in trust, respectively, to commence or defend suits or legal proceedings to protect any interest with respect to assets held in trust, and to undertake any and all legal action with respect to the assets held in trust in any court or before any other body or tribunal; provided,
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            however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by Paine Webber to its reasonable satisfaction against liability or expenses it might incur therefrom;

      (o) To organize under the laws of any state a corporation or trust for the purpose of acquiring and holding title to any property which it is authorized to acquire hereunder and to exercise with respect thereto any or all of the powers set forth herein; and

      (p) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the assets held in trust.



6.3 The powers herein provided shall be exercised by the Trustee only in accordance with, and subject to, Article V hereof.



6.4 No person dealing with the Trustee shall be under any obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.
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                                  ARTICLE VII

                                 DISTRIBUTIONS



7.1 Upon the direction of Paine Webber or upon proper application of a cestui que trust (including a beneficiary of an original deceased cestui que trust), the Actuary/recordkeeper shall determine the cestui que trust's eligibility for benefits and calculate the amount thereof and shall certify the same to the Trustee. Such certification shall include the amount of such benefits, the date of payment, and the manner thereof, and the name, address and social security number of the payee and shall be updated annually and whenever the Actuary/recordkeeper shall determine that any information set forth in a previous such notice needs to be changed.



      The determination of eligibility and calculation of amount of benefit shall be made by the Actuary/recordkeeper in accordance with the terms and provisions of the Plan and of the deferred compensation agreements issued thereunder. Upon receipt of the aforesaid certified statement from the Actuary/recordkeeper and appropriate federal,
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      state and local tax withholding information, the Trustee shall liquidate the assets so specified by Paine Webber or the Investment Manager appointed by Paine Webber (as applicable) and shall convey title to the proceeds thereof to the cestui que trust free of the trust or shall, if so directed by Paine Webber or the Investment Manager appointed by Paine Webber, convey title to those assets held in trust so designated by Paine Webber or such Investment Manager to the cestui que trust free of the trust, provided that in the case of a cestui que trust who has elected a Variable Anuity the assets to be liquidated or conveyed shall be specified by the Actuary/recordkeeper. If the Actuary/recordkeeper shall so indicate, such distributions shall be made periodically at the times and in the frequencies indicated. Nevertheless, all such conveyances shall be subject to the provisions of Article VIII hereof, and in the event Paine Webber becomes Bankrupt (notwithstanding anything to the contrary), the estate shall be disposed of as provided by Article VIII.



      Copies of the certification by the Actuary/recordkeeper to the Trustee shall be
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      provided by the Actuary/recordkeeper to the affected cestui que trust and
      Paine Webber



7.2 The Trustee shall withhold from such payments to each cestui que trust such amounts as are certified to the Trustee by the Actuary/recordkeeper in accordance with the election by the cestui que trust and applicable legal requirements with respect to federal, state and local taxes. The Trustee shall forward amounts so withheld, together with appropriate documentation, to the Actuary/recordkeeper. The Actuary/recordkeeper shall, on behalf of and as agent for Paine Webber, remit to the taxing authority the amounts so withheld as provided by law, together with such forms and information as shall be required by law with respect thereto.



7.3 Any payments made to a cestui que trust shall only be charged against the account of that cestui que trust on the books and records of the Actuary/ recordkeeper, but no individual accounts shall be maintained on the books and records of the Trustee.



7.4 If a cestui que trust shall be entitled to an annuity (whether measured by one or two lives), the
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      Actuary/recordkeeper shall, at the time of eligibility for the first such payment, instruct the Trustee to purchase a commercial annuity contract or policy from a licensed insurance company or annuity company. The annuity contract or policy shall be specifically identified in such direction and shall be owned in trust by the Trustee and the Trustee shall be entitled to all annuity and other payments therefrom, but the life or lives for measuring the period of payments shall be as designated by the Actuary/recordkeeper. This Section 7.4 shall not be applicable if the cestui que trust shall elect to make investment directions after commencement of the monthly retirement allowance pursuant to Section 5.3 hereof.



                                  ARTICLE VIII

                                   BANKRUPTCY



8.1   Notwithstanding any provision in this Agreement and Declaration of Trust to the contrary, if at any time while the Trustee still holds assets in trust Paine Webber becomes Bankrupt, the Trustee shall, upon receipt of written notice, court order or written allegations as provided in Section
      8.2 hereof,
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                                                                              29


      suspend the payment of all benefits from the estate and shall thereafter hold the estate in suspense for the benefit of Paine Webber's creditors until it receives a court order directing the disposition of the estate; provided, however, the Trustee may deduct or continue to deduct its fees and expenses and other expenses of the Trustee acting as Trustee, including taxes, pending the receipt of such court order.



8.2 Paine Webber represents and agrees that it shall have the fiduciary duty and responsibility on behalf of Paine Webber's creditors to give to the Trustee prompt written notice in the event of Bankruptcy with respect to Paine Webber and the Trustee shall be entitled to rely thereon to the exclusion of all directions or claims to pay benefits thereafter, other than an order of a court of competent jurisdiction. Absent such notice, the Trustee shall have no responsibility for determining whether or not an event of Bankruptcy has occurred and shall be entitled to rely on there being no event of Bankruptcy unless (a) the Trustee is served with a court order showing that an event of Bankruptcy has occurred or (b) the Trustee receives written allegations of an event of Bankruptcy from a third party considered by the Trustee to be reliable and responsible. If after an event of Bankruptcy, Paine Webber later ceases to be Bankrupt without the entry of a court order concerning the disposition of the estate, Paine Webber shall by written notice so inform the Trustee and the Trustee shall thereupon resume all its duties and responsibilities under this Agreement and Declaration of Trust without regard for this Article VIII until and unless Paine Webber again becomes Bankrupt. Distribution pursuant to Article VII hereof shall be suspended during an event of Bankruptcy but shall be paid retroactively (without interest) if Paine Webber later ceases to be Bankrupt without the entry of a court order concerning the disposition of the estate.



                                   ARTICLE IX

                                    FUNDING



9.1 The Actuary/recordkeeper shall recommend to Paine Webber amounts to be conveyed to the Trustee to be held in trust hereunder so that, on an actuarial basis, such amounts are sufficient to support the benefits under the Plan and the deferred compensation agreements referred to in Section 3.4 hereof. Notwithstanding anything to the contrary, however, the Trustee shall be under no obligation to determine the appropriate amounts to be conveyed or enforce any requirement of conveyance hereunder.



9.2 Paine Webber intends that none of the benefit plans and arrangements funded by the assets held in trust by the Trustee be qualified within the meaning of Section 401 of the Code and that they therefore be exempt from all such requirements and further intends that they be exempt from all of the requirements of the Employee Retirement Income Security Act of 1974, as amended (29 USC 1001 et seq), except for part 1 of Title I thereof, and that Paine Webber shall assume all responsibility for complying with part 1 of Title I thereof.



                                   ARTICLE X

                                INDEMNIFICATION



10.1 Paine Webber hereby agrees to indemnify and hold harmless the Trustee with regard to the Trustee's acting in accordance with any direction of Paine Webber, the Investment Manager appointed by Paine

      Webber or the Actuary/recordkeeper within the power and authority given to any such person as aforesaid.



10.2 The Trustee hereby agrees to indemnify and hold harmless Paine Webber with regard to the Trustee's failure to act in accordance with any direction of Paine Webber, the Investment Manager appointed by Paine Webber or the Actuary/recordkeeper within the power and authority given to any such person as aforesaid.



                                   ARTICLE XI

                              LIQUIDATION OF TRUST



11.1 The Trust established hereby is irrevocable and may not be terminated by Paine Webber or otherwise prior to the satisfaction of all liabilities to the cestuis que trust under the Plan and deferred compensation agreements referred to in Section 3.4 hereof or the occurrence of an event of Bankruptcy with respect to Paine Webber in accordance with Article VIII hereof. The estate shall terminate when all of the assets thereof shall be distributed to the cestuis que trust or reverted to Paine Webber or its creditors. If all of the obligations under the Plan and the deferred compensation agreements referred to in Section
      3.4 hereof shall be met and a portion of the estate shall remain, then the Actuary/recordkeeper shall certify to the Trustee instructions to distribute that remainder to Paine Webber. The Trustee shall convey such assets free of the trust as certified by the Actuary/recordkeeper and, when all of the assets thereof shall be distributed, the estate shall terminate.



11.2 The estate created in accordance with this Agreement and Declaration of Trust shall continue for such time as may be necessary to accomplish the purposes for which it was created, notwithstanding the rules against perpetuities or accumulations, it being exempt therefrom in accordance with the New York Estates, Powers and Trusts Law Section 9-1.6.



                                  ARTICLE XII

                               FEES AND EXPENSES



12.1 Any federal, state or local taxes on the assets held in trust, or any part thereof, or any income thereon shall be paid by the estate, provided that any taxes assessed against Paine Webber as grantor shall be paid by Paine Webber. In the event any such taxes payable by the estate are attributable to a particular investment thereof (for example, a transfer tax on the transfer of a particular security), the Trustee shall maintain such records as may be necessary to permit the proper allocation of such taxes.



12.2 Paine Webber shall pay to the Trustee its reasonable expenses for managing and administering the assets held in trust, including without limitation reasonable expenses of counsel and other agents employed by the Trustee and reasonable compensation for its services as Trustee hereunder as shall be agreed to between Paine Webber and the Trustee from time to time. Such expenses, fees and compensation shall be a charge on the estate and shall constitute a lien in favor of the Trustee until paid by Paine Webber.



                                  ARTICLE XIII

                                   ACCOUNTING



13.1 The Trustee shall maintain true and correct records with respect to the assets held in trust that show all its receipts and disbursements hereunder and the market value of the estate on the date of valuation. The records of the Trustee with respect to the assets held in trust shall be open to inspection by Paine Webber, or its representatives, at all reasonable times during normal business hours of the Trustee and may be audited not more frequently than once each calendar year by an independent certified public accountant engaged by Paine Webber; provided, however, the Trustee shall be entitled to additional compensation from Paine Webber in respect of audits or auditors' requests which exceed the ordinary course of the usual scope of such examinations of its records.



13.2 As promptly as practicable following termination of the duties of the Trustee hereunder or the resignation or removal of the Trustee, but in no event later than sixty (60) days after such termination or the notice of resignation or removal pursuant to Article XIV hereof, the Trustee shall prepare and deliver to Paine Webber a statement of transactions reflecting its acts and transactions as Trustee during the last calendar year, or during such period from the close of the last calendar year or last statement period to the termination of the Trustee's duties, including a statement of the then current value of the estate. Any such statement shall be deemed an account stated and accepted and approved by Paine Webber, and the Trustee shall be relieved and discharged as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction, unless protested by written notice to the Trustee within sixty (60) days of receipt thereof by Paine Webber.



      The Trustee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as herein provided or for the determination of any question of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties only the Trustee and Paine Webber (although the Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive.

                                  ARTICLE XIV

                            RESIGNATION AND REMOVAL



14.1 The Trustee may resign at any time by delivering written notice thereof to Paine Webber; provided, however, that no such resignation shall take effect until the appointment of a successor trustee.



14.2 The Trustee may be removed at any time by Paine Webber, pursuant to a resolution of the Board of Directors of Paine Webber, upon delivery to the Trustee of a certified copy of such resolution and sixty (60) days' written notice, unless such notice period is waived in whole or in part by the Trustee.



14.3 Upon the resignation or removal of the Trustee, a successor trustee shall be appointed by Paine Webber. Such successor trustee shall be a bank or trust company which is established under the laws of the United States of America or a State within the United States of America. Such appointment shall take effect upon the delivery to the Trustee of (a) a written appointment of such successor trustee, duly executed by Paine Webber, and
      (b) a written acceptance by such successor trustee, duly executed thereby. Any successor trustee shall have all the rights, powers and duties granted the Trustee hereunder.



14.4 If, within sixty (60) days of the delivery of the Trustees written notice of resignation, a successor trustee shall not have been appointed, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.



14.5 Upon the resignation or removal of the Trustee and the appointment of a successor trustee, and after the acceptance and approval of its account, the Trustee shall transfer and convey title to all of the assets held in trust to such successor and, to the extent the Trustee shall have physical custody of such assets, shall deliver such custody to such successor. Under no circumstances shall the Trustee transfer custody, or deliver custody of any assets held in trust to any successor which is not a bank or trust company as aforesaid.



                                   ARTICLE XV

                                   AMENDMENT



This Agreement and Declaration of Trust may be amended, in whole or in part, by written agreement between Paine Webber and the Trustee, provided, however, that no such amendment shall adversely affect the rights of any person to receive the benefits that have accrued under the Plan or such person's deferred compensation agreement prior to the date of such amendment.



                                   ARTICLE XVI

                                 MISCELLANEOUS



16.1 The Chief Executive Officer of Paine Webber shall provide to the Trustee, in writing, a statement as to the Paine Webber officers who may provide directions, orders and instructions to the Trustee as provided in this Agreement and Declaration of Trust, including any changes in such officers. Any such writing may be relied upon by the Trustee until a new statement is received by the Trustee.



16.2 This Agreement and Declaration of Trust shall be construed and interpreted under, and the trust hereby created shall be governed by, the laws of the State of New York and, to the extent applicable, the laws of the United States of America.

16.3 Neither the gender nor the use of the singular or the plural of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.



16.4 No right or interest of any cestui que trust in or to the estate or any income of the estate shall be transferable or assignable or shall be subject to alienation, anticipation or encumbrance, and no right or interest of any cestui que trust shall be subject to any garnishment, attachment or execution. Notwithstanding the foregoing, the estate shall at all times remain subject to claims of creditors of Paine Webber in the event Paine Webber becomes Bankrupt as provided herein, and in that event, except to the extent otherwise provided in Section 8.2 hereof, the cestuis que trust shall have no claims to the assets held in trust superior to that of any other unsecured creditor.



16.5 This Agreement and Declaration of Trust shall be binding upon and inure to the benefit of any successor to Paine Webber or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to Paine Webber or its business or any subsequent successor thereto shall promptly notify the Trustee in writing of its successorship and furnish the Trustee with the information specified in Section 16.1 of this Agreement and Declaration of Trust. In no event shall any such transaction described herein suspend or delay the rights of any cestui que trust to receive benefits hereunder.



16.6 This Agreement and Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one indenture.



16.7 Communications to the Trustee shall be sent to: Chase Manhattan Bank, N.A., Trust and Estates Management Division, 1211 Avenue of the Americas, 34th Floor, New York, New York 10036, or to such other address as the Trustee may specify in writing. Communications to Paine Webber shall be sent to:

          Mr. Ronald M. Schwartz
          Director, Human Resources and
               Executive Vice President
          1285 Avenue of the Americas, 14th Floor
          New York, New York 10019,



      or to such other address as Paine Webber may specify in writing. No communication shall be binding upon a party until it is received by that party.



16.8 In the event any cestui que trust is determined to be subject to federal income tax on any amount to his credit then held in trust under this Agreement and Declaration of Trust prior to the time of payment hereunder, the entire amount determined to be so taxable shall be immediately distributed by the Trustee to such cestui que trust, subject to withholding with respect to federal, state and local taxes in accordance with the provisions of Section 7.2 hereof. Such distribution shall be at the direction of the Actuary/recordkeeper. Any such amount shall be deemed to be subject to federal income tax upon the earliest of: (a) a final determination by the United States Internal Revenue Service addressed to the cestui que trust which is not appealed to the courts; (b) a final determination by the United States Tax Court or any other Federal Court affirming any such determination by the Internal Revenue Service; or (c) an opinion by an attorney for Paine Webber, addressed to Paine Webber, the Trustee and the Actuary/recordkeeper, that, by reason of Treasury Regulations, provisions of the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, amounts to the credit of cestuis que trust hereunder are subject to federal income tax prior to payment.



IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 20th day of December, 1990.


Attest:                            Paine Webber Group Inc.

/s/ James C. Treadway, Jr.         /s/ Donald B. Marron
--------------------------         --------------------------
James C. Treadway, Jr.             Donald B. Marron
Secretary                          Chairman of the Board of
                                   Directors and
                                   Chief Executive Officer


Attest:                            Chase Manhattan Bank, N.A.



/s/ John W. Koenig                 By: /s/ William P. Barbeoson
--------------------------            ------------------------
John W. Koenig
Title: Vice President              Title: VICE PRESIDENT


BLE/251